Exhibit 10.7

Grant Agreement

I acknowledge receipt of a copy of the Protection One, Inc. Stock Appreciation Rights Plan (the “Plan) to which this Grant Agreement is attached.  As a condition of being selected as a Participant in the Plan, I agree to be bound by the terms of the Plan and to accept the decisions of the Committee taken in accordance with such terms.  Except as otherwise required by law or with the express prior written consent of the Committee, I agree to keep the existence and terms of this Plan, and the amount of my award, strictly confidential.  I further agree that the benefits, if any, that are paid or payable under the Plan shall in no event be taken into account for purposes of determining the amount of any severance or similar benefit to which I may be entitled under my employment agreement, or any other plan, agreement or practice of the Company, regardless of the date of implementation.

Grant Date:

Number of SARs Awarded:

Agreed and Accepted by

Print Name:

Signature:		Date:

PROTECTION ONE, INC.

By:		Date:

Print Name:

Title:	Chief Executive Officer